UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 30, 2019

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Charter)

Texas	001-16317	95-4079863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002

(Address of Principal Executive Offices)

(713) 236-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.04 per share	MCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Purchase Agreement

On October 30, 2019, Contango Oil & Gas Company (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with each of the purchasers set forth in Schedule A thereto (the “Purchasers”) to issue and sell in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act (the “Private Placement”) 1,102,838 shares of Series B Contingent Convertible Preferred Stock, par value $0.04 per share (the “Preferred Shares”), at a price of $20.00 per Preferred Share (the “Original Issue Price”), resulting in gross proceeds of approximately $22 million. A description of the Series B Contingent Convertible Preferred Stock is provided below under the section entitled “Statement of Resolution.” The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers. Certain of the Purchasers are entities affiliated with John C. Goff, a member of the Company’s board of directors (the “Board”). Mr. Goff, together with his affiliated entities, held in the aggregate, prior to the closing of the Private Placement, approximately 28% of the outstanding common stock of the Company and is party to a Cooperation Agreement with the Company, which was previously filed as an exhibit to a Current Report on Form 8-K on August 15, 2018. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Purchasers against certain liabilities or to contribute to payments the Purchasers may be required to make because of any of those liabilities.

Cowen and Company, LLC and Intrepid Partners, LLC acted as joint placement agents for the Private Placement.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to such Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Statement of Resolution

At the closing of the Private Placement, the Company adopted and filed with the Secretary of State of the State of Texas the “Statement of Resolution Establishing Series of Shares Designated Series B Contingent Convertible Preferred Stock of Contango Oil & Gas Company” (the “Statement of Resolution”) as an amendment to the Amended and Restated Certificate of Formation of the Company (the “Certificate of Formation”) to authorize and establish the rights, preferences and privileges of the Preferred Shares. The Preferred Shares are a new class of equity interests that rank equal to the Common Shares with respect to dividend rights and rights upon liquidation. The Preferred Shares will be entitled to vote on an as-converted basis on all matters submitted to a vote of our stockholders.

No dividends shall accrue or be payable on the Preferred Shares until the first anniversary of the closing of the Private Placement. Holders of the Preferred Shares are entitled to receive, when and as declared by the Board and declared by the Company, cash dividends of ten percent (10%) of the Original Issue Price per annum on each outstanding Preferred Share. Such dividends shall accrue from the first anniversary of the closing of the Private Placement and shall cease to accrue on the date immediately preceding the date of Conversion (as defined below). Following such date, subject to compliance with the Credit Agreement (as defined below), dividends shall be payable quarterly in cash on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2020, when, as and if declared by the Board, until the time of the Conversion; provided, however, when there are no Preferred Shares outstanding, no dividends, including any dividends which have accrued, shall be payable to the holders of the Preferred Shares or the holders of the Common Shares into which the Preferred Shares convert.

Each of the Purchasers have agreed to restrictions on its ability to dispose of shares of Preferred Shares without the prior written consent of the Company until six months from the closing of the Private Placement. Upon effectiveness of an amendment of the Certificate of Formation to increase the number of authorized Common Shares, each Preferred Share will automatically convert into 10 common shares (the “Conversion”) and, upon the Conversion, the outstanding Preferred Shares will be cancelled. As of November 1, 2019, the Company had obtained approval of or written agreement to approve such increase in the number of authorized Common Shares from holders of a majority of the voting power of its capital stock.

The foregoing description of the Statement of Resolution is qualified in its entirety by reference to such Statement of Resolution, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

On November 1, 2019, in connection with the closing of the Private Placement and pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registration of the resale of the Common Shares issuable upon the Conversion. Pursuant to the Registration Rights Agreement, the Company is required to use its commercially reasonable efforts to prepare and file an initial registration statement under the Securities Act to permit the public resale of such Common Shares within 30 days of the Conversion.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Credit Agreement Amendment

On November 1, 2019, the Company entered into an amendment (the “Amendment”) to its credit agreement by and among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (the “Credit Agreement”), pursuant to which two additional banks were added to the bank group, and the borrowing base under the Credit Agreement increased to $145 million.

The foregoing description of the Amendment is qualified in its entirety by reference to such Amendment, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Promissory Note

On October 31, 2019, in connection with the closing of the acquisition of the White Star Properties (as defined below), the Company entered into a Promissory Note with an affiliate of John C. Goff, for the principal amount of $5 million, together with interest accruing on the unpaid principal balance at the rate of seven percent (7.0%) per annum, which is payable on demand or at the option of the Company.

The foregoing description of the Promissory Note is qualified in its entirety by reference to such Promissory Note, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2019, the Company completed its previously announced acquisition of certain assets and liabilities, including approximately 315,000 net acres located in the STACK, Anadarko and Cherokee operating districts in Oklahoma (the “White Star Properties”) from White Star Petroleum, LLC (“White Star”) and certain of its affiliates for a total purchase price of $132.5 million. Following adjustment for the results of operations for the period between the effective and closing dates, and other estimated customary closing adjustments, the Company paid a total cash consideration of approximately $96 million, which includes the previously funded cash deposit of $12.5 million (the “Acquisition”). The Acquisition was funded from net proceeds from the Private Placement and borrowings under the Credit Agreement.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 and Item 5.03 of this Current Report is incorporated by reference into this Item 3.02. The Private Placement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A summary of the rights, preferences and privileges of the Preferred Shares and other material terms and conditions of the Statement of Resolution is set forth in Item 1.01 of this Current Report and is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On October 31, 2019, the Company issued a press release announcing the Private Placement, a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On November 4, 2019, the Company issued a press release announcing the closing of the Private Placement, a copy of which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of the White Star Properties required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information of the Company required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)    Exhibits

Exhibit Number	Description

3.1	Statement of Resolution Establishing Series of Shares Designated Series B Contingent Convertible Preferred Stock of Contango Oil & Gas Company, effective November 1, 2019.

10.1	Purchase Agreement, dated October 31, 2019, by and among Contango Oil & Gas Company and each of the purchasers set forth in Schedule A thereto.

10.2	Registration Rights Agreement, dated November 1, 2019, by and among Contango Oil & Gas Company and each of the parties set forth in Schedule A thereto.

10.3	Amendment to Credit Agreement, dated November 1, 2019, by and among Contango Oil & Gas Company, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto.

99.1	Press Release, dated October 31, 2019.

99.2	Press Release, dated November 4, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: November 5, 2019	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and
Chief Financial and Accounting Officer